First Amendment to Lock-Up & Voting Agreement

         This First Amendment to Lock-Up & Voting Agreement (the "Amendment" and the "Agreement," respectively) is made and entered into by and among AmeriNet Group.com, Inc., a Delaware corporation formerly operating as Equity Growth Systems, inc., with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively) and the officers directors and principal stockholders of AmeriNet made signatories to this Amendment (the "Holding Company's Principals"), AmeriNet and AmeriNet's Principals being sometimes hereinafter collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party").

                                    Preamble:

         WHEREAS, AmeriNet and AmeriNet's Principals entered into the Lock-Up & Voting Agreement in order to induce Messrs. Michael D. Umile ("Mr. Umile") and
J. Bruce Gleason ("Mr. Gleason"), both Florida residents (collectively hereinafter referred to as "Messrs. Umile & Gleason"), as the principal stockholders, officers and directors of American Internet Technical Centers, Inc., a Nevada corporation originally organized as Ascot Industries, Inc. (the "Target Company"), to enter into and close on an acquisition agreement with AmeriNet (the "Reorganization Agreement"), as a result of which American Internet Technical Center, Inc., a Florida corporation ("American") became a wholly owned subsidiary of AmeriNet; and

         WHEREAS, Messrs. Edward Granville-Smith,  Joseph D. Radcliffe and Jerry
C. Spellman, on their own behalf or on behalf of their respective principals (the "Petitioning Group") have requested an amendment to the Agreement, to permit them to sell an aggregate of 400,000 shares of AmeriNet common stock (the "Excepted Shares"), to a group of investors who have indicated that they would become actively involved in assisting AmeriNet and American, if the Petitioning Group sold them the Exempted Shares; and

         WHEREAS, in conjunction with an amendment to the Reorganization Agreement has been effected by Messrs. Umile & Gleason and AmeriNet, which affects certain of the voting provisions of the Agreement, and should also be reflected in an amendment thereto; and

         WHEREAS, AmeriNet, American, Messrs. Umile & Gleason and AmeriNet's Principals are agreeable to such transaction and such amendments:

         NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby amend the Agreement as follows:

                                   Witnesseth:

First    Voting Agreements

         The provisions of Item First of the Agreement (the "Voting Agreements") are here by amended as follows, but except as specifically amended hereby, will remain in full force and effect:

         "b. Designees of the Subscribers are elected to at least one half of the seats on the Target Company's Board of Directors."

Second:           Stock Lock-Up Agreements

         The   provisions  of  Item  Second  of  the  Agreement   (the  "Lock-Up
Agreements") are here by amended as follows, but except as specifically amended hereby, will remain in full force and effect:

         Notwithstanding anything in the Agreement to the contrary, the following persons may sell an aggregate of 400,000 of AmeriNet common stock in the proportions indicated below to Xcel Associates, Inc., a New Jersey corporation, or its designees, at a price of $0.375 per share; provided that such sales are concluded prior to September 30,1999:

          A. Jerry C. Spellman on his own behalf and on behalf of his affiliates, 84,000 shares;

          B. Edward Granville-Smith on his own behalf and on behalf of his affiliates, 110,000 shares;

          C. The Radcliffe Group (Joseph D. Radcliffe, on his own behalf and on behalf of his affiliates; Dennis V. Radcliffe, on his own behalf and on behalf of his affiliates; Michael J. Radcliffe, on his own behalf and on behalf of his affiliates; and, Vanessa Radcliffe, on her own behalf and on behalf of her affiliates), 206,000 shares;

          D. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be interpreted as an agreement by the Petitioning Group to engage in any concerted or group activities involving AmeriNet's common stock, as determined for purposes of Commission Rule 144, or Sections 13, 14 or 16 of the Exchange Act.

Third:   Miscellaneous

3.1      Amendment.

         No modification, waiver, amendment, discharge or change of this Amendment shall be valid unless the same is evinced by a written instrument, subscribed by the Party against which such modification, waiver, amendment, discharge or change is sought.

3.2      Notice.

(a) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or unaudited mail, return receipt requested, postage prepaid, addressed as follows:

         To AmeriNet's Principals (other than The Yankee Companies, Inc. ["Yankees"]):

         At such addresses as they provide AmeriNet's transfer agent for such purpose, with a copy to G. Richard Chamberlin, Esquire (at the address set forth below), who is hereby appointed by each of AmeriNet's Principals, as his, her or its authorized agent for purposes of initialing each page of this Amendment, and as a supplemental recipient of notices.

         To AmeriNet:

                            AmeriNet Group.com, Inc.
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487

            Telephone (561) 998-4635, Fax (561) 998-3425; and, e-mail
                carrington@flinet.com; Attention: Michael Harris
                        Jordan, President; with a copy to

                 G. Richard Chamberlin, Esquire; General Counsel

                            AmeriNet Group.com, Inc.

                  14950 South Highway 441; Summerfield, Florida
            34491 Telephone (352) 694-6714, Fax (352) 694-9178; and,
                           e-mail, GrichardCh@aol.com.

         To Yankees:

                           The Yankee Companies, Inc.
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                         e-mail carrington@flinet.com;

           Attention: Leonard Miles Tucker, President; with a copy to

                           The Yankee Companies, Inc.
                   1941 Southeast 51st Terrace; Ocala, Florida 34471
               Telephone (352) 694-9179, Fax (352) 694-9178; and,
                          e-mail wacalvo3@atlantic.net

                Attention: William A. Calvo, III, Vice President

         or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)       (1)  The  Parties  acknowledge  that  Yankees  serves  as a  strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

          (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Amendment and its exhibits and incorporated materials on their behalf.

          (3) This Agreement shall not be construed differently, or more or less stringently against or in favor of any Party, based on its authorship.

3.3      Merger.

         This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect, except for the Agreement, as modified hereby, which is hereby confirmed and reaffirmed.

3.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

3.5      Severability.

         If any provision or any portion of any provision of this Amendment, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Amendment or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

3.6      Governing Law.

         This Amendment shall be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating taxation and choice of law) but any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida.

3.7      Indemnification.

         Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Amendment or otherwise. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

3.8      Litigation.

(a) In any action between the Parties to enforce any of the terms of this Amendment or any other matter arising from this Amendment, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all
         negotiations,   trials  and  appeals,  whether  or  not  litigation  is
         initiated.

(b) In the event of any dispute arising under this Amendment, or the negotiation thereof or inducements to enter into the Amendment, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)     (A)       First,  the  issue  shall  be  submitted to mediation
                           before a mediation service in Broward County, Florida
                           to be  selected  by lot from six  alternatives  to be
                           provided,  two by  Yankees  as agent  for  AmeriNet's
                           Principals,   one  by  AmeriNet   and  three  by  the
                           Subscribers acting by majority vote (based on their relative stock ownership in AmeriNet).

                  (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, two by Yankees as agent for AmeriNet's Principals, one by AmeriNet and three by the Subscribers acting by majority vote (based on their relative stock ownership in AmeriNet).

         (3)      (A)      Expenses  of  mediation  shall  be borne by AmeriNet,
                           if successful. Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (B) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

3.9      Benefit of Amendment.

         The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees.

3.10     Captions.

         The captions in this Amendment are for convenience and reference only and in no way define, describe, extend or limit the scope of this Amendment or the intent of any provisions hereof.

3.11     Number and Gender.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

3.12     Further Assurances.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Amendment.

3.13     Status.

         Nothing in this  Amendment  shall be  construed  or shall  constitute a
partnership,  joint  venture,   employer-employee  relationship,   lessor-lessee
relationship, or principal-agent relationship.

3.14     Counterparts.

(a) This Amendment may be executed in any number of counterparts. All executed counterparts shall constitute one Amendment notwithstanding that all signatories are not signatories to the original or the same counterpart.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Amendment, which shall be the document filed with the Commission.

3.15     License.

(a) This Amendment is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of Amendment or of any derivation thereof without Yankees' prior written permission is prohibited.

         In Witness Whereof, the Parties have caused this Amendment to be executed effective as of the date last set forth below.

Signed, sealed and delivered
         In Our Presence:

                                                        AmeriNet Group.com, Inc.

---------------------------------

_________________________________                 By:      /s/ Michael H. Jordan
                                                Michael Harris Jordan, President

         (Corporate Seal)

                                              Attest:  /s/ G. Richard Chamberlin
                                                G. Richard Chamberlin, Secretary

Dated:   September 7, 1999

                                                          AmeriNet's Principals:

---------------------------------
_________________________________
                                                          /s/ Charles J. Scimeca
                                                                     Stockholder
Dated:   August 30, 1999


---------------------------------

_________________________________                           /s/ Anthony Q. Joffe
                                                        Director and Stockholder

Dated:   September 7, 1999

---------------------------------

_________________________________                          /s/ Penny Adams Field
                                                        Director and Stockholder

Dated:   September __, 1999

---------------------------------

_________________________________                      /s/ G. Richard Chamberlin
                                               Officer, Director and Stockholder

Dated:   September 7, 1999

---------------------------------

_________________________________                       /s/ Mark Granville-Smith
                                            Director and Stockholder, on his own
                                          behalf and as attorney-in-fact for his
                                                  father, Edward Granville-Smith

Dated:   September __, 1999

---------------------------------

_________________________________                         /s/ E. Granville-Smith
                                                                     Stockholder
                                                        on his own behalf and on
                                                        behalf of his affiliates

Dated:   August 29, 1999

---------------------------------

_________________________________                          /s/ Jerry C. Spellman
                                                  Stockholder on his own behalf
                                                 and on behalf of his affiliates

Dated:   September __, 1999

---------------------------------

_________________________________                             /s/ Cyndi N. Calvo
                                               Cyndi N. Calvo, on her own behalf
                                                  and as a trustee for the Calvo
                                          Family Spendthrift Trust, Stockholders

Dated:   September 7, 1999

---------------------------------

_________________________________                      /s/ William A. Calvo, III
                                        William A. Calvo, III, on his own behalf
                                     and as a trustee for his children, William,
                                                Alexander & Edward, Stockholders

Dated:   September 7, 1999

---------------------------------

_________________________________                          /s/ Leonard M. Tucker
                                                    Leonard Miles Tucker, on his
                                                     own behalf and on behalf of
                                          Carrington Capital Corp., Stockholders

Dated:   September 7, 1999

---------------------------------

---------------------------------

_________________________________                            /s/ Michelle Tucker
                                             Michelle Tucker, on her own behalf,
                                           on behalf of Blue Lake Capital Corp.,
                                               and as a trustee for her children
                                                Shayna and Montana, Stockholders

Dated:   September 7, 1999

---------------------------------

_________________________________                        /s/ Joseph D. Radcliffe
                                          Joseph D. Radcliffe, on his own behalf
                                    and on behalf of his affiliates, Stockholder

Dated:   September __, 1999

---------------------------------

_________________________________                        /s/ Dennis V. Radcliffe
                                          Dennis V. Radcliffe, on his own behalf
                                    and on behalf of his affiliates, Stockholder

Dated:   September __, 1999

---------------------------------

_________________________________                       /s/ Michael J. Radcliffe
                                         Michael J. Radcliffe, on his own behalf
                                    and on behalf of his affiliates, Stockholder

Dated:   September __, 1999

---------------------------------

_________________________________                          /s/ Vanessa Radcliffe
                                            Vanessa Radcliffe, on her own behalf
                                    and on behalf of her affiliates, Stockholder

Dated:   September __, 1999

                                                      The Yankee Companies, Inc.

---------------------------------

_________________________________                 By:      /s/ Leonard M. Tucker
                                                 Leonard Miles Tucker, President

         (Corporate Seal)

                                              Attest:  /s/ William A. Calvo, III
                                                William A. Calvo, III, Secretary

Dated:   September 7, 1999